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[The Cooper Companies Logo]                       The Cooper Companies, Inc.
                                                  50 Park Avenue, Sixth Floor
                                                  New York, NY 10177 USA
                                                  212-557-2690

                                                               November 1, 1992

Mr. Nicholas J. Pichotta
The Cooper Companies, Inc.
2 Corporate Drive, Suite 600
Shelton, CT 06484

Dear Nick:

     Reference is made to your Severance Agreement with The Cooper Companies, Inc. (the 'Company') entered into as of April 26, 1990 (the 'Severance Agreement'). The purpose of this letter is to amend and supplement the Severance Agreement to reflect (i) your recent promotion to the position of Chairman and Chief Executive Officer of CooperSurgical, Inc. ('CSI'), a subsidiary of the Company, and (ii) the satisfaction of the Company's potential obligations, if any, under Section 5 of the Severance Agreement. Capitalized terms in this letter, unless otherwise defined herein, shall have the same meanings as those set forth in the Severance Agreement.

     The Company and the Employee hereby ratify and confirm the Severance Agreement in all respects except as hereby amended, effective as of October 1, 1992, as follows:

     Section 2(a) is hereby amended to read in its entirety as follows:

    '(a) The Company agrees to employ the Employee during the Employment Period (as hereinafter defined) as Vice President of the Company, and as Chairman and Chief Executive Officer of CooperSurgical, Inc. ('CSI'), reporting to the Chief Operating Officer of the Company, and the Employee agrees to be so employed, all subject to the terms and conditions of this Agreement.'

     The first sentence of Section 2(b) is hereby amended to read as follows:

    '(b) Annual Base Salary: Effective October 1, 1992, the Company shall pay the Employee, through its subsidiary, CSI, a salary at the rate of not less than $190,000 (One Hundred Ninety Thousand Dollars) per annum ('Annual Base Salary'), payable in equal regular installments on the 15th and last day of each month.'




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Mr. Nicholas J. Pichotta
The Cooper Companies, Inc.
Page 2
November 1, 1992

     The first sentence of Section 2(c) is hereby amended to read as follows:

    '(c) Incentive Payment Plan: The Employee shall be eligible to participate in the CSI Incentive Payment Plan ('IPP') at the 40% award level.'

     The references to 'CVI' in the second sentence of said Section 2(c) shall be changed to 'CSI'.

     Section 2(d) is hereby deleted in its entirety and the following substituted therefor:

    '(d) Restricted Shares: The restrictions on the unvested 24,000 shares of restricted common stock of the Company granted to the Employee on July 12, 1990, shall be removed in two equal installments of 12,000 shares on January 4, 1993, and January 3, 1994, provided the Employment Period shall not have earlier terminated. The Employee agrees to execute an amendment to his restricted stock agreement with respect to said restricted shares, in a form reasonably acceptable to counsel to the Company, effecting such removal of restrictions. There shall be no change in the schedule for removal of restrictions on the 16,000 shares of restricted common stock of the Company granted to the Employee on February 11, 1992.'

     Section 2(e) is hereby deleted in its entirety and the following substituted therefor:

    '(e) Forgiveness of Relocation Housing Loan: On January 15, 1993, the Company shall cancel and forgive (provided that the Employment Period shall not have earlier terminated) the principal of and all accrued interest on the Employee's $90,000 relocation housing loan provided by the Company. Promptly following such forgiveness and cancellation, the Company shall prepare and cause to be recorded a discharge of mortgage or other appropriate instrument to evidence the removal of the Company's lien on the Employee's residence.'

     Section 2(g) is hereby amended by changing the reference to 'CVI's' in the first sentence thereof to 'CSI's'.




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Mr. Nicholas J. Pichotta
The Cooper Companies, Inc.
Page 3
November 1, 1992

     Section  2(h)  is  hereby  deleted  in  its  entirety  and  the   following
substituted therefor:

    '(h) Deferred Compensation: In addition to the Employee's Annual Base Salary, the Company shall pay to the Employee (subject to appropriate withholdings and provided that the Employment Period shall not have earlier terminated) $62,000 (Sixty-Two Thousand Dollars) of Deferred Compensation payable in twenty-four equal installments of $2,583.33 (Two Thousand Five Hundred Eighty-Three Dollars and Thirty-Three Cents) on the first day of each month commencing November 1, 1992 until October 1, 1994.'

     Section 3 is hereby amended to read in its entirety as follows:

     '3. Termination Without Cause or for Good Reason.

    If the Company terminates the Employee's employment without Cause, or if the Employee terminates his employment for Good Reason, the Company shall pay the Employee a severance benefit in an equal amount to the applicable percentage of the Employee's Annual Base Salary set forth below:

DATE OF TERMINATION                                                   % OF ANNUAL BASE SALARY
-------------------------------------------------------------------   -----------------------

Prior to April 1, 1993                                                          50.0%
During April, 1993                                                              58.3%
During May, 1993                                                                66.7%
During June, 1993                                                               75.0%
During July, 1993                                                               83.3%
During August, 1993                                                             91.7%
After September 1, 1993                                                        100.0%

    The Company shall deliver to the Employee all certificates evidencing those restricted shares of the Company's common stock owned by the Employee from which restrictions shall have been removed prior to the Date of Termination pursuant to Section 2(d) or the applicable restricted stock agreement. Promptly following such termination, the Employee shall sell to the Company, and the Company shall repurchase at $0.10 per share, all of the restricted shares of the Company's common stock owned by the Employee from which restrictions shall not




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Mr. Nicholas J. Pichotta
The Cooper Companies, Inc.
Page 4
November 1, 1992

have been removed prior to the Date of Termination. For purposes of this Agreement, a termination without Cause shall include but not to be limited to the Employee ceasing to be employed by the Company as a result of the Employee's continuing in the employ of a division, subsidiary or other business unit of the Company that has been sold, transferred or otherwise conveyed to a third party. The Company shall give the Employee not less than 90 days advance notice in writing of any termination without Cause.'

     Section 4 is hereby deleted in its entirety and the following substituted therefor:

    '4. Resignation or Termination After Change in Control.

    If (i) within 90 days after a Change in Control the Employee terminates his employment without Good Reason, the Company shall pay the Employee a severance benefit in an amount equal to 100% of the Employee's Annual Base Salary, or (ii) within six months after a Change of Control the Company terminates the Employee's employment without Cause, the Company shall pay the Employee a severance benefit in an amount equal to 150% of the Employee's Annual Base Salary; in addition, in either such case, all restrictions shall be removed from the 24,000 shares of restricted common stock of the Company referred to in Section 2(d) and the certificates evidencing such shares shall be delivered to the Employee promptly following the Date of Termination.'

     Section 5 is hereby deleted in its entirety and the following substituted therefor:

    '5. 'Catch-Up' Provision.

    Notwithstanding any other provision of this Agreement, if, prior to October 1, 1994, either (a) the Employee's employment is terminated by the Company without Cause following a Change in Control or (b) Steven G. Singer ceases to be the Chief Operating Officer of the Company and such position is filled with someone other than A. Thomas Bender or the Employee, then, in addition to any severance benefit to which the Employee may be entitled hereunder,
    (i) the Company shall be obligated to pay the Employee an amount equal to the differ-




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Mr. Nicholas J. Pichotta
The Cooper Companies, Inc.
Page 5
November 1, 1992

ence between $62,000 and the aggregate of all amounts of Deferred Compensation previously received by the Employee pursuant to Section 2(h) hereof, (ii) if such termination occurs prior to January 3, 1994, the restrictions shall be removed from all of the Employee's 24,000 shares of restricted common stock of the Company referred to in Section 2(d) hereof, and (iii) if such termination occurs prior to January 15, 1993, the Employee's relocation housing loan shall nonetheless be canceled and forgiven as provided in Section 2(e) hereof.'

     The reference to 'Section 4, 5 or 7' in the first sentence of Section 6 shall be changed to 'Section 3, 4 or 7'.

     The addresses set forth in Section 17(c) shall be amended to read as follows:

        If to the Company:

        The Cooper Companies, Inc.
        250 Park Avenue
        Sixth Floor
        New York, NY 10177
        Attention: Chief Operating Officer

        with a copy to:

        The Cooper Companies, Inc.
        250 Park Avenue
        Sixth Floor
        New York, NY 10177
        Attention: General Counsel

        If to the Employee:

        c/o The Cooper Companies, Inc.
        2 Corporate Drive
        Shelton, CT 06484

        with a copy to:

        Nicholas J. Pichotta
        300 Chestnut Hill Road
        Wilton, CT 06897




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Mr. Nicholas J. Pichotta
The Cooper Companies, Inc.
Page 6
November 1, 1992

     Section 18(b) is hereby amended by inserting 'or' at the end of clause (ii)
thereof, by deleting '; or                     ' at the end of clause (iii)  and
all of clause (iv) thereof, and by inserting a period in lieu of such deletion at the end of clause (iii) thereof.

     In consideration of your entering into this amendment of the Severance Agreement, the Company has paid you the sum of One Hundred Thousand Dollars ($100,000), less applicable withholdings, and you hereby release the Company from any and all claims for payment of any amounts that might otherwise be claimed by or payable to you based on a Change in Control of the Company or any other provision of the Severance Agreement that might have resulted in a liability of the Company to you prior to the date hereof.

     If the foregoing is acceptable to you please sign where indicated below and return a copy of this letter to me.

                                          Sincerely,

                                          STEVEN G. SINGER
                                          ---------------------------------
                                          Steven G. Singer
                                          Executive Vice President
                                          and Chief Operating Officer

Agreed to and accepted:

NICHOLAS J. PICHOTTA
---------------------
Nicholas J. Pichotta


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